Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 18

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Milton C. Ault, III

Purchase of Class A Common Stock	5,500	$0.1887[1]	09/09/2026
Purchase of Class A Common Stock	22,800	$0.1857[2]	09/10/2026
Purchase of Class A Common Stock	2,100	$0.1826[3]	09/11/2026
Purchase of Class A Common Stock	4,500	$0.1842[4]	09/14/2026

Ault & Company, Inc.

Purchase of Class A Common Stock	150,000	$0.1892	09/11/2026

1 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1887. The range of purchase prices on the transaction date was $0.1876 to $0.1893 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

2 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1857. The range of purchase prices on the transaction date was $0.1850 to $0.1898 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

3 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1826. The range of purchase prices on the transaction date was $0.1822 to $0.1834 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

4 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1842. The range of purchase prices on the transaction date was $0.1839 to $0.1845 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.